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                                 EXHIBIT 10.11
                                 -------------

                       AMENDMENT TO EMPLOYMENT AGREEMENT


     This amendment to the Employment Agreement dated November 12, 1997 (the "Employment Agreement") between Telephone Business Meetings, Inc. (the "Company") and C. Raymond Marvin (the "Employee") is between the Employee, the Company and the Company's parent corporation, VIALOG Corporation ("VIALOG") and is made effective December 31, 1997.

     WHEREAS, the Employee is currently the President and Chief Executive Officer of the Company, and

     WHEREAS, the parties desire to change the scope of Employee's duties;

     NOW, THEREFORE, it is agreed as follows:

     1. Employee shall cease to be the President and Chief Executive Officer of the Company and shall become a Vice President of VIALOG;

     2.  Employee's duties as a Vice President for VIALOG shall be as follows:

         (a) Employee shall act as a "good will ambassador" for the Company and its customers and employees and assist in the overall generation and maintenance of business;

         (b) Employee shall assist in the acquisition of Teleconferencing Service Bureaus ("TCSBs") and other businesses identified by VIALOG;

         (c) Employee shall consult with the Company's and VIALOG's officers, employees and agents, as may be reasonably requested by the Company and VIALOG, with respect to the telecommunications industry; and

         (d) Employee shall perform such other services as shall be mutually agreed upon by VIALOG, the Company and Employee.

     3.  Employee shall receive the following additional compensation:

         (a) Employee shall be granted a stock option for 100,000 shares of VIALOG common stock exercisable at a price of $5.75 per share (the "Options"); and

         (b) The Options shall be exercisable in VIALOG's standard form during the term of the Employment Agreement and shall be exercisable as follows on the successful closing of any acquisition other than any acquisition of the teleconferencing business of Sprint Corporation during the term of the Employment Agreement and one year beyond, as follows:

          1,000 shares for each $1,000,000 of gross sales of the acquired company for the 12-month period preceding the date of closing with a cap of 25,000 shares of any single acquisition.
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     4.  Employee shall report to the President and Board of Directors of the
Company when rendering services on behalf of the Company and to the President and Board of Directors of VIALOG when rendering services for VIALOG;

     5. The Company and VIALOG shall provide office equipment, supplies and support for Employee at his home office consisting of, among other things, the following:

         state of the art computer hardware, software, video conferencing station, telephone equipment and lines, network access to the company's computer network, internet services, and appropriate secretarial support from the Company's or VIALOG's place of business.

     6. The Company and VIALOG shall reimburse employee for all reasonable travel, entertainment and business expenses;

     7. VIALOG shall provide full coverage director's and officer's liability insurance, including legal defense expenses and indemnify Employee against any cost or liability pertaining to his employment to the greatest extent allowed by law; and

     8. In all other respects, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals.

                                       /s/ Raymond Marvin
                                       ------------------------------------
                                       C. Raymond Marvin


                                       TELEPHONE BUSINESS
                                       MEETINGS, INC.


                                       By:/s/ Glenn D. Bolduc
                                          ---------------------------------
                                              Glenn D. Bolduc, Director


                                       VIALOG CORPORATION


                                       By:/s/ Glenn D. Bolduc
                                          ---------------------------------
                                              Glenn D. Bolduc, President